HEATWURXAQ, INC.
PERFORMANCE STOCK OPTION GRANT NOTICE

HeatwurxAQ, Inc. (the “Company”), hereby grants to Optionholder an option to purchase the number of shares of the Company’s Common Stock set forth below.  This option is subject to all of the terms and conditions as set forth herein and in the Option Agreement dated as of the date hereof which are attached hereto and incorporated herein in its entirety.

Optionholder:	Richard Giles
Date of Grant:	April 15, 2011

Number of Shares Subject to Option:	200,000
Exercise Price (Per Share):	$0.40
Total Exercise Price:	$80,000
Expiration Date:	April 14, 2018

Type of Grant:

Performance Stock Options

Exercise Schedule:

From date of vesting through April 14, 2018.

Vesting Schedule:

The options for the shares will vest in full on the occurrence of any one of the following: (A) the Company achieves total revenue for Year 2 of $24,750,000 (determined in accordance with generally accepted accounting principles); (B) the Company achieves total revenue for Year 3 of $49,500,000 (determined in accordance with generally accepted accounting principles); or (C) the Company achieves total revenue for Year 4 of $99,000,000 (determined in accordance with generally accepted accounting principles).   If the options do not vest as provided in this Vesting Schedule, they will immediately terminate and expire.

Additional Terms/Acknowledgements: The undersigned Optionholder acknowledges receipt of, and understands and agrees to, this Stock Option Grant Notice and the Option Agreement.  Option holder further acknowledges that as of the Date of Grant, this Stock Option Grant Notice and the Option Agreement set forth the entire understanding between Optionholder and the Company regarding options to purchase stock in the Company and supersede all prior oral and written agreements on that subject.

HEATWURXAQ, INC. By: /s/ Larry Griffin Title: CFO, President Date: 4/15/2011	OPTIONHOLDER: /s/ Richard Giles Signature Date: 4/15/2011

ATTACHMENT:  Performance Stock Option Agreement